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                                                                      EXHIBIT 21

SUBSIDIARIES OF SIERRA BANCORP

Name of Subsidiary                  Jurisdiction of Incorporation
--------------------                ---------------------------------
Bank of the Sierra                  California
Sierra Capital Trust I              Delaware Statutory Business Trust